Exhibit 99.1

Hallador Energy Company Reports Record Net Income and Adjusted EBITDA for 2023; Signs MOU to attract data centers to Merom Power Plant.

TERRE HAUTE, Ind., March 13, 2024 -- Hallador Energy Company (NASDAQ – HNRG) reports full year 2023 net income of $44.8 million, $1.35 basic earnings per share, operating cash flow of $59.4 million, and adjusted EBITDA of $107 million, all respectively.

Brent Bilsland, President and Chief Executive Officer, stated, “Hallador had a solid year as a company. Our coal division had near record margins for the full year, the continued integration of Hallador Power shows tremendous promise for future sales of energy and capacity and our recent MOU with Hoosier Energy and WIN REMC will allow us to market our Merom site to data centers, AI providers and other high-density power users to more efficiently operate the plant and drive increased margins to what we are seeing today. While the fourth quarter presented challenges in all sectors, we believe that our recent restructuring in our coal division, agreements like the MOU and the momentum that we are seeing in forward power sales will all continue to improve the long-term outlook for the company.”

Below are highlights for the full year results of 2023:

●	We increased Net Income, Operating Cash Flow and Adjusted EBITDA for the Year

○	Net income increased by approximately $27 million to $45 million for 2023.

○	Operating Cash Flow increased by approximately $5 million to $59.4 million for 2023.

○	Adjusted EBITDA* improved to $107 million for the year, an increase of approximately $51 million.

●	Since January 1, 2023, We Secured Nearly $500 Million in New Long-Term Capacity and Energy Contracts

○	We have secured approximately $225 million in new capacity deals through 2028.

○	We have secured approximately $275 million in new energy deals through 2028.

●	We Restructured our Coal Division to Increase Margins and Adjust to Current Market Conditions

○	The restructuring will reduce capital expenditure at the Oaktown Mining Complex by $10 million.

○	Maintains 4.5 million tons of annual production of our highest margin coal.

○	Reduced employee headcount by 110.

○	Idled highest cost surface mines.

●	We Raised Approximately $19 Million Through ATM and Unsecured Notes to Support Liquidity

○	ATM raised $7.3 million in December and $6.6 million in January.

○	Raised $5 million in unsecured one-year notes from members of the Board of Directors in March 2024.

○	Capital used to support liquidity and accelerate strategic initiatives.

●	We Signed Memorandum of Understanding (MOU) with Hoosier Energy and WIN REMC to Provide Opportunities for Non-Traditional Energy Sales at the Merom Site

○	Allows us to potentially capture additional margins above our traditional wholesale energy markets.

○	Allows us to market industrial users of power, such as data centers, AI providers and power dense manufacturers, to the Merom property.

○	We believe utilizing our plant to help supply these large users of energy with reliable, resilient electricity should allow us to operate more efficiently in a volatile power environment, generate increased margins and support the fragile power grid as it navigates the challenges of transition to new sources of energy in the coming decades.

	2024	2025	2026	2027	2028	Total
Coal
Priced tons - 3rd party (in millions)	3.4	1.8	0.5	0.5	-	6.2
Average price per ton - 3rd party	$51.82	$50.57	$56.09	$56.09	$-
Priced tons (in millions) - Merom	1.5	2.3	2.3	2.3	2.3	10.7
Average price per ton - Merom	$51.00	$51.00	$51.00	$51.00	$51.00
Contracted coal revenue (in millions)	$252.69	$208.33	$145.35	$145.35	$117.30	$869.02
% Priced	109%	91%	62%	62%	51%

Committed & unpriced tons (in millions) - 3rd party	-	1.0	1.0	1.0	-	3.0
Committed & unpriced tons (in millions) - Merom	-	-	-	-	-	-
Total contracted tons (in millions)	4.9	5.1	3.8	3.8	2.3	19.9

% Coal Sold*	109%	113%	84%	84%	51%

Average cost per ton of coal sold was $33.67 for the year ended December 31, 2023 ($26.98 after eliminating for intercompany sales to Merom)

2024 Coal Capex Budget (in millions)	$25.00

Power
Energy
Contracted MWh (in millions)	1.87	1.90	1.83	1.78	1.09	8.47
Average contracted price per MWh	$35.23	$36.06	$55.37	$54.65	$52.98
Contracted revenue (in millions)	$65.88	$68.51	$101.33	$97.28	$57.75	$390.75
% Energy Sold*	31%	32%	31%	30%	18%

Capacity
Average daily contracted capacity	810	748	743	623	454
% Capacity Contracted**	94%	87%	86%	72%	53%
Average contracted capacity price per MWd	$200	$210	$230	$226	$224
Contracted capacity revenue (in millions)	$59.13	$57.33	$62.37	$51.39	$37.12	$267.34

Total Energy & Capacity Revenue
Contracted Power Revenue (in millions)	$125.01	$125.84	$163.70	$148.67	$94.87	$658.09
Contracted Power Revenue per MWh*	$45.69	$47.05	$67.40	$66.47	$64.70

2023 average cost per MWh sold was $33.67 for the year ended December 31, 2023 ($26.98 assuming intercompany sales of coal were sold at cost)

2024 Power Capex Budget (in millions)	$18.00

TOTAL CONTRACTED REVENUE (IN MILLIONS)	$377.70	$334.17	$309.05	$294.02	$212.17	$1,527.11

*     Based on coal production of 4.5 million tons and 6.0 million MWh annually.

**   Based on a MISO accreditation of 860MW per day.  Accreditations are adjusted annually based on 3-year rolling performance metrics.

The table below represents some of our critical metrics (in thousands, except for per ton data):

	December 31,
	2023	2022
Net income	$44,793	$18,105
Total revenues	$634,480	$361,991
Tons sold (consolidated basis, after eliminations)	5,595	6,341
Average price per ton (consolidated basis, after eliminations)	$60.97	$45.64
Tons sold (before elimination)	6,922	6,341
Average price per ton (segment basis, before eliminations)	$62.54	$45.64
Bank debt	$91,500	$85,213
Operating cash flow	$59,414	$54,169
Adjusted EBITDA*	$107,376	$56,233

--------------------------------

*Non-GAAP financial measure, defined as operating cash flows less effects of certain subsidiary and equity method investment activity, plus bank interest, less effects of working capital period changes, plus other amortization

Adjusted EBITDA should not be considered an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP.  Our method of computing Adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Management believes the non-GAAP financial measure, Adjusted EBITDA, is an important measure in analyzing our liquidity and is a key component of certain material covenants contained within our Credit Agreement, specifically a maximum leverage ratio and a debt service coverage ratio.  Noncompliance with the leverage ratio or debt service coverage ratio covenants could result in our lenders requiring the Company to immediately repay all amounts borrowed.  If we cannot satisfy these financial covenants, we would be prohibited under our Credit Agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets.  Consequently, Adjusted EBITDA is critical to the assessment of our liquidity.  The required amount of Adjusted EBITDA is a variable based on our debt outstanding and/or required debt payments at the time of the quarterly calculation based on a rolling prior 12-month period.

Reconciliation of the non-GAAP financial measure, Adjusted EBITDA, to cash provided by operating activities, the most comparable GAAP measure, is as follows (in thousands) for the years ended December 31, 2023 and 2022, respectively.

Reconciliation of GAAP "Cash provided by operating activities" to non-GAAP "Adjusted EBITDA" (in thousands)

	Twelve Months Ended
	December 31,
	2023	2022
Cash provided by operating activities	$59,414	$54,169
Current income tax benefit	(164)	-
W/O of deferred financing costs	1,541	-
Loss from Hourglass Sands & Sunrise Indemnity	10	8
Distribution from Sunrise Energy	(625)	-
Bank and other interest expense	10,478	8,278
Working capital period changes	21,998	(5,861)
Other long-term asset and liability changes	-	-
Cash paid on asset retirement obligation reclamation	3,384	3,162
Market adjustments - Merom acquisition	-	(9,009)
ASC 606 Capacity Adjustment	3,703	-
Other amortization	7,637	5,486
Adjusted EBITDA	$107,376	$56,233

Cash used in investing activities	$(75,290)	$(53,365)

Cash used in financing activities	$16,573	$(207)

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved.  Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements.  These risks include, but are not limited to, those set forth in Hallador's annual report on Form 10-K for the year ended December 31, 2022 and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Conference Call

As previously announced, the Company will host a live conference call on Thursday, March 14, 2024 at 2:00 p.m. Eastern Time. For US callers dial (833)-470-1428 and use access code 135892.

A replay of the conference call will be available for seven days.  For US callers to listen to the replay, dial (866) 813-9403 and use access code 573916.

The conference call will also be available via a live listen-only webcast on the Company’s website at www.halladorenergy.com.

Hallador is headquartered in Terre Haute, Indiana and through its wholly-owned subsidiaries, Sunrise Coal, LLC and Hallador Power, LLC, produces coal and electricity in the Illinois Basin for the electric power generation industry. To learn more about Hallador, visit our website at www.halladorenergy.com.

Contact:	Investor Relations
Phone:	(303) 839-5504

Hallador Energy Company
Consolidated Balance Sheets
As of December 31,
(in thousands)
(Unaudited)
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$2,842	$3,009
Restricted cash	4,281	3,417
Accounts receivable	19,937	29,889
Inventory	23,075	49,796
Parts and supplies	38,877	28,295
Contract asset - coal purchase agreement	—	19,567
Prepaid expenses	2,262	4,546
Total current assets	91,274	138,519
Property, plant and equipment:
Land and mineral rights	115,486	115,595
Buildings and equipment	537,131	534,129
Mine development	158,642	140,108
Finance lease right-of-use assets	12,346	—
Total property, plant and equipment	823,605	789,832
Less - accumulated depreciation, depletion and amortization	(334,971)	(309,370)
Total property, plant and equipment, net	488,634	480,462
Investment in Sunrise Energy	2,811	3,988
Other assets	7,061	7,585
Total assets	$589,780	$630,554

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of bank debt, net	24,438	$33,031
Accounts payable and accrued liabilities	62,908	82,972
Current portion of lease financing	3,933	—
Deferred revenue	23,062	35,485
Contract liability - power purchase agreement and capacity payment reduction	43,254	88,114
Total current liabilities	157,595	239,602
Long-term liabilities:
Bank debt, net	63,453	49,713
Convertible notes payable	10,000	10,000
Convertible notes payable - related party	9,000	9,000
Long-term Lease Financing	8,157	—
Deferred income taxes	9,235	4,606
Asset retirement obligations	14,538	17,254
Contract liability - power purchase agreement	47,425	84,096
Other	1,789	1,259
Total long-term liabilities	163,597	175,928
Total liabilities	321,192	415,530
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.10 par value, 10,000 shares authorized; none issued	—	—
Common stock, $.01 par value, 100,000 shares authorized; 34,052 and 32,983 issued and outstanding, respectively	341	330
Additional paid-in capital	127,548	118,788
Retained earnings	140,699	95,906
Total stockholders’ equity	268,588	215,024
Total liabilities and stockholders’ equity	$589,780	$630,554

Hallador Energy Company
Consolidated Statements of Operations
For the years ended December 31,
(in thousands, except per share data)
(Unaudited)
	2023	2022
SALES AND OPERATING REVENUES:
Coal sales	$361,926	$289,376
Electric sales	267,927	66,252
Other revenues	4,627	6,363
Total sales and operating revenues	634,480	361,991
OPERATING EXPENSES:
Operating expenses	473,390	266,608
Depreciation, depletion and amortization	67,211	46,875
Asset retirement obligations accretion	1,804	1,010
Exploration costs	904	651
General and administrative	26,159	16,417
Total operating expenses	569,468	331,561

INCOME FROM OPERATIONS	65,012	30,430

Interest expense (1)	(13,711)	(11,012)
Loss on extinguishment of debt	(1,491)	—
Equity method investment (loss) income	(552)	443
INCOME BEFORE INCOME TAXES	49,258	19,861

INCOME TAX EXPENSE (BENEFIT):
Current	(164)	—
Deferred	4,629	1,756
Total income tax expense	4,465	1,756

NET INCOME	$44,793	$18,105

NET INCOME PER SHARE:
Basic	$1.35	$0.57
Diluted	$1.25	$0.55

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	33,133	32,043
Diluted	36,827	33,649

____________

(1) Interest Expense:
Interest on bank debt	$8,636	$7,563
Other interest	1,842	715
Amortization and swap related interest:
Payments on interest rate swap, net of changes in value	—	(867)
Amortization of debt issuance costs	3,233	3,601
Total amortization and swap related interest	3,233	2,734
Total interest expense	$13,711	$11,012

Hallador Energy Company
Consolidated Statements of Cash Flows
For the years ended December 31,
(in thousands)
(Unaudited)
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,793	$18,105
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	4,629	1,756
Equity income (loss) – Sunrise Energy	552	(443)
Cash distribution - Sunrise Energy	625	—
Depreciation, depletion and amortization	67,211	46,875
Loss on extinguishment of debt	1,491	—
Loss (gain) on sale of assets	398	(264)
Payments on interest rate swap, net of changes in value	—	(867)
Amortization of debt issuance costs	3,233	3,601
Asset retirement obligations accretion	1,804	1,010
Cash paid on asset retirement obligation reclamation	(3,384)	(3,162)
Stock-based compensation	3,554	1,269
Provision for loss on customer contracts	—	159
Amortization of contract asset and contract liabilities	(39,791)	(19,731)
Change in current assets and liabilities:
Accounts receivable	9,952	(16,305)
Inventory	15,548	(25,863)
Parts and supplies	(10,582)	(6,271)
Prepaid expenses	1,186	(5,941)
Accounts payable and accrued liabilities	(18,992)	24,037
Deferred revenue	(23,423)	35,485
Other	610	719
Net cash provided by operating activities	$59,414	$54,169

Hallador Energy Company
Consolidated Statements of Cash Flows
For the years ended December 31,
(in thousands)
(Unaudited)
(continued)
	2023	2022
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	$(75,352)	$(54,020)
Proceeds from sale of equipment	62	655
Net cash used in investing activities	(75,290)	(53,365)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on bank debt	(59,713)	(78,225)
Borrowings of bank debt	66,000	51,700
Proceeds from sale and leaseback arrangement	11,082	—
Issuance of convertible notes payable	—	11,000
Issuance of related party convertible notes payable	—	18,000
Debt issuance costs	(6,013)	(2,097)
Distributions to redeemable noncontrolling interests	—	(585)
ATM Offering	7,318	—
Taxes paid on vesting of RSUs	(2,101)	—
Net cash provided by (used in) financing activities	16,573	(207)
Increase in cash, cash equivalents, and restricted cash	697	597
Cash, cash equivalents, and restricted cash, beginning of year	6,426	5,829
Cash, cash equivalents, and restricted cash, end of year	$7,123	$6,426

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Cash and cash equivalents	$2,842	$3,009
Restricted cash	4,281	3,417
	$7,123	$6,426

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$9,966	$8,123

SUPPLEMENTAL NON-CASH FLOW INFORMATION:
Change in capital expenditures included in accounts payable and finance lease	$1,882	$3,440

Hallador Energy Company
Consolidated Statement of Stockholders' Equity
(in thousands)
(Unaudited)

			Additional		Total
	Common Stock Issued		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity
BALANCE, DECEMBER 31, 2021	30,785	$308	$104,126	$77,801	182,235
Stock-based compensation	—	—	1,269	—	1,269
Cancellation of redeemable noncontrolling interests	—	—	3,415	—	3,415
Stock issued on redemption of convertible note	232	2	998	—	1,000
Stock issued on redemption of related party convertible notes	1,966	20	8,980	—	9,000
Net income	—	—	—	18,105	18,105
BALANCE, DECEMBER 31, 2022	32,983	330	118,788	95,906	215,024
Stock-based compensation	—	—	3,554	—	3,554
Stock issued on vesting of RSUs	473	5	(5)	—	—
Taxes paid on vesting of RSUs	(198)	(2)	(2,099)	—	(2,101)
Stock issued in ATM offering	794	8	7,310	—	7,318
Net income	—	—	—	44,793	44,793
BALANCE, DECEMBER 31, 2023	34,052	341	127,548	140,699	268,588